Exhibit 10.4

FORM OF PERFORMANCE STOCK UNIT AGREEMENT

PURSUANT TO THE

MARKETAXESS HOLDINGS INC.

2020 EQUITY INCENTIVE PLAN

THIS PERFORMANCE STOCK UNIT AGREEMENT (this “Agreement”), is made as of [DATE], 2023 (the “Grant Date”), by and between MarketAxess Holdings Inc. (the “Company”) and Christopher R. Concannon (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted The MarketAxess Holdings Inc. 2020 Equity Incentive Plan (as may be amended and/or restated from time to time) (the “Plan”) which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”);

WHEREAS, pursuant to Section 3.2 of the Plan, the Committee has adopted guidelines (the “Guidelines”) for the grant of restricted stock units under the Plan; and

WHEREAS, the Company wishes to grant to the Participant performance-vesting restricted stock units (“PSUs”) that are eligible to vest upon the achievement of the performance metric set forth on Appendix A attached hereto and subject to the Participant’s continuing service with the Company or an Affiliate through the dates set forth herein.

NOW, THEREFORE, the Company and the Participant agree as follows:

1.

Grant of Performance Stock Unit. Subject to the terms and conditions of the Plan, the Guidelines and this Agreement, on the Grant Date, the Company awarded to the Participant [XX][1] PSUs, with vesting dates as contemplated by Appendix A (in each case, the “Vesting Date”). The PSUs are not eligible for deferral under Section 4 of the Guidelines. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Participant’s employment agreement with the Company, dated as of the date hereof (the “Employment Agreement”), or if not defined in such agreement, the Plan. A copy of the Plan has been delivered to the Executive.

2.	Vesting.

(a)

Unless otherwise set forth in an agreement between the Participant and the Company, the number of PSUs that vest on the applicable Vesting Date(s), if any, shall be determined by the level of attainment of the Performance Metric during the Performance Periods in accordance with Appendix A attached hereto, subject to the Participant continuously providing services to the Company or its Affiliates through each such Vesting Date. The Committee shall certify the level of achievement of the Performance Metric no later than thirty (30) days following the last day of each Performance Period, as contemplated by Appendix A. Notwithstanding the preceding sentence, any PSUs achieved by Participant shall settle as soon as practicable following the applicable Vesting Date.

(b)

Unless otherwise set forth below, if the Participant incurs a termination of service for any reason at any time prior to the applicable Vesting Date(s) contemplated by Appendix A (including if the Participant voluntarily resigns without Good Reason), the Participant shall forfeit any unvested PSUs as of the date of termination of service.

[1]	Note to draft: The number of PSUs representing a target value of $2.45 million, determined by the Monte Carlo method.

(c)

Upon the Participant’s termination of service (i) by the Company without Cause (which term for all purposes of this Agreement shall have the same meaning as a “Cause Event” under the Employment Agreement) or (ii) by the Participant for Good Reason, in either case during the period beginning three (3) months prior to the effective date of a Change in Control and ending on the second anniversary following such effective date (such period a “CIC Period” and such termination, a “CIC Termination”), then in each case the unvested PSUs shall vest in full (x) based on actual performance for any Performance Period that is completed prior to the termination date, or (y) for any Performance Period that is not completed prior to the termination date, and notwithstanding anything in Appendix A to the contrary, based on the Change in Control price, as determined by the Committee by reference to the definitive documentation for the Change in Control transaction and with any such Performance Period under this clause (y) being deemed to have ended on the date of the consummation of the Change in Control. Any PSU’s that vest in accordance with this clause (c) shall vest as of the date of the Participant’s termination of service or the date of such Change in Control, if later than the date of such termination of service.

(d)

Upon the Participant’s death or Disability, the unvested PSUs shall vest in full (x) based on actual performance for any Performance Period that is completed prior to the termination date, or (y) for any Performance Period that is not completed prior to the termination date, and notwithstanding anything in Appendix A to the contrary, with the applicable price being based on the average closing stock price of each trading day during the 90 calendar days ending on the day before the termination date and with any such Performance Period under this clause (y) being deemed to have ended on the date of the termination, and with such vesting to be effective as of the date of the termination.

(e)

Upon the Participant’s termination of service (i) by the Company without Cause, or (ii) by the Participant for Good Reason, in each case, outside the CIC Period, the unvested PSUs shall vest on the applicable Vesting Date as if the Participant had remained actively employed through such date, based on actual performance for any Performance Period; provided, however, such unvested PSUs shall, at all times prior to the applicable Vesting Date, remain subject to forfeiture in accordance with Section 3 below.

3.

Forfeiture. Notwithstanding anything else set forth herein, all unvested PSUs and vested but unsettled PSUs and Participant’s rights in respect thereof shall be immediately forfeited upon the Participant’s: (i) termination for Cause; (ii) breach of any of the Restrictive Covenants or (iii) conduct that occurred during Participant’s service of the Company that the Company learned of following the Participant’s termination of service that would have given rise to a termination for Cause; provided that in the case of this Section 3(iii), no such forfeiture shall occur if Participant could have cured the event giving rise to such Cause pursuant to the Employment Agreement if he were employed by the Company. For the avoidance of doubt, this award is also subject to any compensation recapture policies established by the Board (or any committee thereof) generally applicable to the Company’s executive officers from time to time, in its sole discretion.

“Restrictive Covenants” shall mean any of the restrictive covenants set forth in Sections 2, 4, 5, or 6 of the Proprietary Information and Non-Competition Agreement between the Participant and the Company; provided, however; for purposes of this Agreement, the term of such Restrictive Covenants shall be deemed to extend to the last Vesting Date; provided, however, with regard to a breach of any of the restrictive covenants in Section 2 of the Proprietary Information and Non-Competition Agreement, such breach must be material for purposes of forfeiture under Section 3(ii) of this Agreement.

4.

Securities Representations. The grant of the PSUs and any issuance of shares of Common Stock pursuant to this Agreement are being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents and warrants that:

(a)

he has been advised that he may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on his representations set forth in this section;

(b)

if he is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Common Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Common Stock and the Company is under no obligation to register the Common Stock (or to file a “re-offer prospectus”);

(c)

if he is deemed an affiliate within the meaning of Rule 144 of the Securities Act, he understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Common Stock may be made only in limited amounts in accordance with such terms and conditions.

5.

Not an Employment or Service Agreement. Neither the execution of this Agreement nor the grant of PSUs hereunder constitute an agreement by the Company to employ or retain or to continue to employ or retain the Participant during the entire, or any portion of, the term of this Agreement.

6.	Miscellaneous.

(a)

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any Affiliate by which the Participant is employed to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement.

(b)

This award of PSUs shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(c)

The Participant agrees that the award of the PSUs hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

(d)	No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e)	This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(f)

The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(g)	The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(h)

All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to the Compensation Committee of the Board with a copy to General Counsel, MarketAxess Holdings Inc., 55 Hudson Yards, 15th Floor, New York, NY 10001.

(i)

This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

7.

Provisions of Plan and Guidelines Control. This Agreement is subject to all the terms, conditions and provisions of the Plan and the Guidelines, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan and the Guidelines as may be adopted by the Committee and as may be in effect from time to time. The Plan and the Guidelines are incorporated herein by reference. A copy of the Plan and the Guidelines have been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan and the Guidelines, the Plan and the Guidelines shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan or the Guidelines. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan or the Guidelines) and supersedes any prior agreements between the Company and the Participant.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MARKETAXESS HOLDINGS INC.

By:
Name:
Title:

Christopher R. Concannon

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